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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-4 of our report dated July 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996. We also consent to the reference to us under the headings "Selected Financial Data of Microsoft" and "Experts" in such Registration Statement.

                                          Deloitte & Touche, LLP

Seattle, Washington

June 2, 1997